As filed with the Securities and Exchange Commission on June 29, 2001
                                                            Registration No. [ ]

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER

                                   ----------
                           THE SECURITIES ACT OF 1933

                                ATEC GROUP, INC.
                         (Name of Issuer in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

            (Primary Standard Industrial Classification Code Number)

                                   13-3679659

                      (I.R.S. Employee Identification No.)

                                   ----------
                                  69 Mall Drive
                             Commack, New York 11725
                                 (631) 459-6298

        (Address and telephone number of principal executive offices and principal place of business)

                                ATEC Group, Inc.
                       Surinder Rametra, Chairman and CEO
                                  69 Mall Drive
                             Commack, New York 11725
                                 (631) 459-6298
            (Name, address and telephone number of agent for service)
                        Copies of all communications to:

                               Gary W. Mair, Esq.
                     Silverman, Chernis, Shin & Byrne, P.C.
                        381 Park Avenue South, Suite 1601
                            New York, New York 10016
                                 (212) 779-8600

      Approximate date of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended ("Securities Act"), other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                         Proposed     Proposed
Title of                                 Maximum      Maximum
Each Class                               Offering     Aggregate    Amount of
of Securities          Amount to be      Price Per    Offering     Registration
to be Registered       Registered(1)     Share        Price        Fee(2)
--------------------------------------------------------------------------------


Common Stock            105,000           $0.70       $73,500         $18.40

--------------------------------------------------------------------------------

TOTAL                   105,000                       $73,500

--------------------------------------------------------------------------------

(1) For the purpose of estimating the number of shares of common stock to be included in this registration statement, which consists of 105,000 shares of our common stock issuable upon conversion of Series J Preferred Shares issued by registrant pursuant to a Settlement Agreement. Pursuant to rule 416 of the Securities Act, this registration statement also covers such indeterminable additional shares as may become issuable as a result of any future stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, based on the average of the high and low prices of ATEC Group, Inc., common stock as reported on the American Stock Exchange on June 26, 2001.

      The registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on a date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                 ATEC GROUP, INC

      Our selling stockholders, or their transferees, pledgees, donees or successors are selling up to 105,000 shares of ATEC Group, Inc. (ATEC, "our", "we" or "us") common stock. The 105,000 shares of our common stock are issuable upon the conversion of our Series J preferred shares issued by the registrant pursuant to a Settlement Agreement.

      We are not selling any of the shares of our common stock under this prospectus and we will not receive any of the proceeds from the sales by the selling stockholders of the shares.

      Upon conversion of our Series J preferred shares. The selling stockholders may sell the shares of our common stock they are offering in a number of different ways and at varying prices. We provide more information about the selling stockholders and how they may sell their shares in the section titled, "Plan of Distribution."

--------------------------------------------------------------------------------

         Please see the risk factors beginning on page 8 to read about certain factors you should consider before buying shares of our common stock.

--------------------------------------------------------------------------------

      Our common stock is listed on the American Stock Exchange under the symbol, TEC. On June 26, 2001, the closing sale price of a share of our common stock, as reported on the American Stock Exchange was $ 0.70.

      The mailing address of our principal executive offices is 69 Mall Drive Commack, New York 11725, and the telephone number is (631) 459-6298.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is _______, __, 2001

                 Where you can find more information about ATEC

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference room in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available at the Commission's web site, http://www.sec.gov.

                               Prospectus Summary

      Because this is a summary, it may not contain all information that may be important to you. You should read this entire prospectus, including the information incorporated by reference and the financial data and related notes, before making an investment decision. When used in this prospectus, the terms "we," "our" and "us" refer to ATEC Group, Inc., and not to the selling stockholders.

                                ATEC Group, Inc.

Overview.

      ATEC Group, Inc. ("Atec, our, we or us") is a one-stop provider of a full line of information technology products and services to businesses, professionals, government and educational institutions. We offer multiple solutions to our clients that we believe generates loyalty and improves our ability to seek higher margins. We have developed several core competencies, including system design, software development, networking, server-based computing, help desk, wireless telecommunications, voice over TP, high speed bandwidth e-commerce, web-hosting, ISP, ASP and Internet/Intranet solutions.

      We also continue to commit significant resources to establish our PC manufacturing division, Nexar(R), which offers a line of branded computer products built with state-of-the-art technology. Nexar manufactures industry-standard PCs whose advanced and patented design enables clients to affordably upgrade all major system components, minimizing upgrade cost. Nexar provides 24/7 toll-free hardware and software support, including off-the-shelf software.

      Our e-commerce website, www.atecgroup.com, is designed to ensure our clients seamless access, security, speed and ease of use. It employs a unique and powerful search engine and database that was developed in-house and is continually being reengineered. We plan to market this search engine and e-commerce development capability as a new offering to our clients while continuing our own expansion into the e-commerce marketplace.

      Our Technology Integration Services division streamlines and strengthens our core business. We enhanced this division by acquiring ICM International, Inc., a private company based in Albany, NY. ICM is one of the leading Citrix server-based solution providers in the Northeast. The acquisition of ICM opened new avenues for us such as turn-key server-based computing, storage networks and complete end-to-end solutions, including implementation, project management and program custom applications on platforms such as Citrix, Microsoft NT, Netware, Linux, Unix, Java and others.

                                  Risk Factors

You should carefully consider the following factors and other information in this prospectus before deciding to invest in shares of our common stock. This prospectus contains forward-looking statements which can be identified by the use of words such as "intend," "anticipate," "believe," "estimate," "project," or "expect" or other similar statements. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other "forward-looking" information. When considering these statements, you should keep in mind the risk factors described below and other cautionary statements in this prospectus. The risk factors described below and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

We may not be able compete in our industry due to industry-wide price reductions of computer products.

      The microcomputer industry has been characterized by intense price reductions among major hardware and software vendors. During the past several years all major hardware vendors have instituted aggressive price reductions in response to lower component costs and discount pricing by microcomputer manufacturers. Since many of these products are similar to ours, we must be able to match these price cuts. We may not be able to continue to compete effectively in this industry given these intense price reductions. If our competitors continue to reduce prices or develop other pricing or distribution strategies, our business may be negatively effected. Further, our current rate of revenue growth may not continue in the future and our future operations may not be profitable.

We may issue additional shares, which would reduce your ownership percentage and dilute the value of your shares.

Certain events over which you have no control over could result in the issuance of additional shares of our common stock, which would dilute your ownership percentage in us. We may issue additional shares of common stock to raise additional capital or finance acquisitions or upon the exercise of outstanding options, warrants or conversion of preferred shares. If our warrants, options or preferred shares are exercised or converted, as the case may be, these securities will reduce your percentage ownership of common stock and could dilute the value of your shares. A significant number of our outstanding shares of common stock is also immediately tradeable without restriction under the Securities Act. "Affiliates," as defined in the Securities Act, must always sell their shares in accordance with the terms, including volume limitations, of Rule 144 under the Securities Act.

We are dependent upon the continued growth in the use of the Internet.

Our future operating results are highly dependent upon the increased use of the Internet by consumers. If widespread commercial use of the Internet does not develop, our business, results of operations and financial condition will be negatively affected in connection with our server-based computing, high speed bandwidth e-commerce, web-hosting, ISP, ASP and Internet/Intranet solutions.

We depend on the continued development and reliability of Internet infrastructure.

      We depend on the reliability, speed, data capacity, ease of use, accessibility and security of the Internet in connection with our services provided through the Internet. The success of our services and products depend, in large part, upon the further development of an infrastructure for providing Internet access and services. The Internet has experienced, and it is expected to continue to experience, significant growth in the number of users. The Internet infrastructure may not be able to support the demands placed on it by this continued growth in use. The Internet could also lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity or due to increased governmental regulation. The infrastructure or complementary services necessary to make the Internet a viable commercial marketplace may not develop or become a viable commercial marketplace for services and products such as the services that we currently offer. If this happens, our business, results of operations and financial condition will be negatively affected.

We depend on our computer infrastructures and will be adversely affected by any failure or damage to our systems.

Our system is vulnerable to damage from fire, flood, earthquakes, power loss, Telecommunications failures, break-ins and similar events. Moreover, we do not presently have a disaster recovery plan, carry any business interruption insurance or have any secondary "off-site" systems or a formal disaster recovery plan. A system failure at our present location would have a major adverse affect on the performance of our services.

Our services are susceptible to disruptive problems.

Despite our implementation of network security measures, our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptive problems. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays or cessation in service to users of our services and products. Any of these risks could have a negative effect on our business, results of operations and financial condition.

We need to manage our growth effectively.

      Our growth has placed, and will continue to place, a significant strain on our managerial, operational and financial resources. We need to:

o improve our financial and management controls, reporting systems and procedures;

o expand, train and manage our work force for marketing, sales and support, product development, site design, and network and equipment repair and maintenance; and

o manage multiple relationships with various customers, strategic partners and other third parties.

If we do not continually upgrade technology, we may not be able to compete in our industry.

      We will need to continually expand and upgrade our infrastructure and systems and ensure high levels of service, speedy operation, and reliability. In addition, we will have to improve our methods for measuring the performance and commercial success of our different products to better respond to customer demands for information on product effectiveness and to better determine which products and services can be developed most profitably. Our current and planned personnel, financial and operating procedures and controls may not be adequate to support our future operations. If we are unable to manage our growth effectively, our business will be negatively effected.

We face significant competition from similar companies.

There are similar companies to us which provide information technology products and services to businesses, professionals, government and educational institutions. As a result, the information technology business is highly competitive. We believe that competition with us will intensify. Currently, our primary competitors include companies such as major personal computer manufacturers, retailers and distributors which also offer computer products and services.

      Many of our current and potential competitors have substantially greater human and financial resources, experience, and brand name recognition than we do, and may have significant competitive advantages through other lines of business and existing business relationships. Our competitors may develop products or services that are superior to ours or achieve greater market acceptance than our products and services.

Our operations depend on our ability to maintain favorable relationships with third party suppliers.

We currently have three suppliers, which together accounted for a majority of our purchases in fiscal 2000. The loss of our suppliers could have a material adverse effect on our operations during the short-term until we were able to generate replacement sources, although there can be no assurance of obtaining new sources. Although we believe this access is available from several alternative suppliers, we may not be able to obtain substitute services from other providers at reasonable or comparable prices or in a timely manner. Substantial failure by any of these third parties to perform could negatively affect our business, results of operations, and financial condition.

The loss of the services of our executive officers, Surinder Rametra, Ashok Rametra or James Charles could hurt our chances for success.

      We are dependent on the continued employment and performance of our executive officers and key employees, particularly of our CEO, Surinder Rametra, President, Ashok Rametra and CFO James Charles. The loss of Messrs S. Rametra,
A. Rametra or Charles or their incapacity to perform their duties, would have a materially negative effect upon our activities and prospects. The loss of the services of any of our key employees or officers could adversely affect our business.

                 Disclosure Regarding Forward-Looking Statements

      The discussion in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases you can identify these statements by forward-looking words such as "anticipate," "estimate," "project," "intend," and similar expressions which we have used to identify these statements as forward- looking statements. These statements appear throughout this prospectus and are statements regarding our intent, belief, or current expectations, primarily with respect to the operations of ATEC Group, Inc., or related industry developments. You are cautioned that any such forward-looking statements do not guarantee future performance and involve risks and uncertainties, and that actual results could differ materially from those discussed here, including "Risk Factors," and in the documents incorporated by reference in this prospectus.

                                 Dividend Policy

      We have not paid any cash dividends since our inception and do not anticipate paying cash dividends in the foreseeable future.

                              Selling Stockholders

      The following table sets forth the holders of our Series J Preferred Stock which are convertible into shares of our common stock.

      The third column lists, for each selling stockholder, each selling stockholder's portion, based on its ownership of 105,000 shares issuable under the Series J Preferred Stock offered in the prospectus, which is a part of this registration statement.

      For purposes of estimating the number of shares of common stock to be registered for resale by this prospectus, we include 105,000 shares of our common stock issuable under our Series J Preferred Stock. The fourth column assumes the sale of all of the shares offered by each selling stockholder.

      To our knowledge, none of the selling stockholders has had any position with, held any office of, or had any other material relationship with us.

      The information is based on information provided by or on behalf of the selling stockholders, the selling stockholders may offer all, some or none of their shares of our common stock.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Percentage calculations are based upon 7,348,301 shares of our common stock outstanding as of June 25, 2001.

                              Beneficial
                              Ownership of     Number of
                              Securities       Securities        Percent of
                              Prior to         Registered for    Outstanding
                              Offering         Sale hereby       Shares Owned
Name of Selling               Common           Common            After Offering
Stockholder                   Stock            Stock             Common Stock
-----------                   -----            -----             ------------

Maryann Steinbock             43,418           43,418                 -0-

Leonard Wald &                26,618           26,618                 -0-
Elizabeth Wald

Braverman Warfield LLP        34,965           34,965                 -0-

                            Description of Securities

      The following section does not purport to be complete and is qualified in all respects by reference to the detailed provisions of our certificate of incorporation and by-laws, as amended, copies of which have been filed with our registration statement of which this prospectus forms a part.

      Our authorized capital stock consists of: (i) 70,000,000 shares of common stock, $.01 par value; and (ii) 10,000,000 shares of Preferred stock, $.01 par value. As of June 25, 2001 7,348,301 shares of our common stock were issued and outstanding, 8,371 shares of the series A preferred stock were issued and outstanding; 1,458 shares of the series B preferred stock were issued and outstanding; 309,600 shares of the series C preferred stock were issued and outstanding, and 105,000 shares of series J were issued and outstanding.

Common Stock.

      Shares of our common stock are entitled to one vote per share, either in person or by proxy, on all matters that may be voted upon by the owners of our shares at meetings of our shareholders. There is no provision for cumulative voting with respect to the election of directors by the holders of common stock. Therefore, the holders of more than 50% of our shares of outstanding common stock can, if they choose to do so, elect all of our directors. In this event, the holders of the remaining shares of common stock will not be able to elect any directors.

      The holders of common stock:

o have equal rights to dividends from funds legally available therefore, when and if declared by our board of directors;

o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; and

o do not have preemptive rights, conversion rights, or redemption of sinking fund provisions.

The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable.

Series J Preferred Stock.

Under our certificate of incorporation, as amended, our board of directors is authorized, subject to certain limitations prescribed by law, without further stockholder approval, from time to time to issue up to an aggregate of 10,000,000 shares of preferred stock. The preferred stock may be issued in one or more series. Each series may have different rights, preferences and designations and qualifications, limitations and restrictions that may be established by our board of directors without approval from the shareholders. The terms of the series J preferred stock included in this registration statement, for which this prospectus forms a part are only briefly summarized in this prospectus. To obtain further information concerning the rights, preferences and terms of the series J preferred stock, you may contact James Charles, CFO of ATEC by writing your request to ATEC, 69 Mall Drive, Commack, New York, 11725.

      Pursuant to the terms of a Settlement Agreement, dated May 4, 2001, by and among us and certain of the selling stockholders, we issued 105,000 shares of series J preferred stock to the Stockholders named in the registration statement for which this prospectus forms a part.

                                 Use of Proceeds

      We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

                              Plan of Distribution

      The shares of our common stock offered by this prospectus may be sold from time to time by the selling stockholders, to purchasers directly by them in one or more transactions at a fixed price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the holders of such securities or by agreement between such holders and underwriters or dealers who may receive fees or commissions in connection with such sales.

      Each of the selling stockholders, may from time to time offer shares of our common stock beneficially owned by them through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the selling stockholder and the purchasers of the shares for whom they may act as agent. Each of the selling stockholders will be responsible for payment of commissions, concessions and discounts of underwriters, dealers or agents. The aggregate proceeds to the selling stockholders, from the sale of the shares of our common stock offered by them will be the purchase price of such shares less discounts and commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents, from time to time to reject, in whole or in part, any proposed purchase of shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Alternatively, the selling stockholders may sell all or a portion of the shares of our common stock beneficially owned by them and offered from time to time on any exchange on which the securities are listed on terms to be determined at the times of such sales. The selling stockholders may also make private sales directly or through a broker or brokers.

      From time to time, the selling stockholders may transfer, pledge, donate or assign shares of our common stock to lenders or others, and each of such persons will be deemed to be a "selling stockholder" for purposes of this prospectus. The number of shares beneficially owned by a selling stockholder who transfers, pledges, donates or assigns shares of our common stock will decrease as and when they take such actions. The plan of distribution for shares sold under this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling stockholders under this prospectus and may sell their shares in the same manner as the selling stockholders.

      A selling stockholder may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with such selling stockholder, including in connection with distribution of the shares of our common stock by such broker-dealers. In addition, a selling stockholder may, from time to time, sell short the shares of our common stock, and in such instances, this prospectus may be delivered in connection with such short sales and the shares offered may be used to cover such short sales. The selling stockholders may also enter into option or other transactions with broker-dealers that involve the delivery of the shares of our common stock to the broker-dealers, who may then resell or otherwise transfer such shares. The selling stockholders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares as loaned or upon a default may sell or otherwise transfer the pledge shares.

      The selling stockholders and any underwriters, dealers or agents that participate in the distribution of the shares of our common stock offered by this prospectus may be deemed to be underwriters within the meaning of the Securities Act, and any discounts, commissions or concessions received by them and any provided pursuant to the sale of shares by them might be deemed to be underwriting discounts and commissions under the Securities Act.

      In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. There is no assurance that any selling stockholder will sell any or all of the shares of our common stock described in this prospectus, and any selling stockholder may transfer, devise or gift such securities by other means not described in this prospectus.

      If necessary, the specific shares of our common stock to be sold in this prospectus, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

      We will pay substantially all of the expenses incurred by the selling stockholders and us incident to the offering and sale of the shares of our common stock, excluding any underwriting discounts or commissions.

                          Transfer Agent and Registrar

      The transfer agent and registrar for our common stock is North American Stock Transfer.

                                  Legal Matters

      The legality of the common stock offered in this prospectus has been passed upon for us by Silverman, Chernis, Shin & Byrne, P.C., 381 Park Avenue South, Suite 1601, New York, New York 10016.

                                     Experts

      The consolidated financial statements of ATEC Group, Inc. appearing in ATEC Group, Inc.'s Annual Report (Form 10-K) at December 31, 2000 and for the year then ended, incorporated by reference in this Prospectus and Registration Statement have been audited by Weinick Sanders Leventhal & Co., LLP, independent auditors, as set forth in its report incorporated by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

                       Documents Incorporated by Reference

      The Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 14, or 15(d) of the Securities Exchange Act of 1934, until the selling stockholders, sell all of their shares included in this prospectus.

1. The description of our common stock included in our registration statement on Form S-1, filed with the SEC on June 28, 1996, and all amendments or reports filed for the purpose of updating such description (File No. 333-2070);

2. our annual report on Form 10-KSB, filed with the SEC on September 28, 2000, for the fiscal year ended June 30, 2000;

3. our quarterly report on Form 10-QSB filed with the SEC on November 16, 2000, for the fiscal quarter ended September 30, 2000;

4. our quarterly report on Form 10-QSB filed with the SEC on February 14, 2001, for the fiscal quarter ended December 31, 2000;

5. our quarterly report on Form 10-QSB filed with the SEC on May 21, 2001, for the fiscal quarter ended March 31, 2001;

6. our report on Form 8-K filed with the SEC on March 8, 2001, for the event of March 7, 2001;

7. our report on Form 8-K filed with the SEC on November 29, 2000, for the event of November 14, 2000;

8. our proxy and information statement, as amended, filed with the SEC on December 5, 2000; and

9. all other reports filed by us with the Commission since June 30, 2000, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

      All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document or incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. All information in this registration statement is qualified in its entirety by the information and financial statements (including the preferred stock thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

              Disclosure of Commission Position on Indemnification
                         for Securities Act Liabilities

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against these liabilities, other than our payment of expense incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of these issues.

--------------------------------------------------------------------------------

No dealer, salesman or any other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted. The information contained in this prospectus is current only as of this date

                                TABLE OF CONTENTS

Page

Where you can find more
information about ATEC ....................................................
Summary ...................................................................
Risk Factors ..............................................................
Selling Stockholders ......................................................
Description of Securities .................................................
Plan of Distribution ......................................................
Transfer Agent ............................................................
Legal Matters .............................................................
Experts ...................................................................
Disclosure of Commission Position .........................................

                               105,000 SHARES OF
                               COMMON STOCK

                                ATEC GROUP, INC.

                                   ----------

                                   PROSPECTUS

                                   ----------

                              _________, ___, 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      SEC Registration Fee                                      $  20.00
      Printing                                                  $  3,000*
      Legal Fees and Expenses                                   $ 15,000*
      Accounting Fees and Expenses                              $  1,000*
      Miscellaneous Expenses (including travel
       and promotional expenses)                                $    500*
               TOTAL                                            $19,5202*

      *Estimated

      The Selling Stockholders will not pay any portion of the foregoing expenses of issuance and distribution.

Item 15. Indemnification of Directors and Officers.

      Our certificate of incorporation, as amended, and bylaws, as amended, limit the liability of directors and officers to the maximum extent permitted by Delaware law. We will indemnify any person who was or is a party, or is threatened to be made a party to, an action, suit or proceeding, whether civil, criminal, administrative or investigative, if that person is or was a director, officer, employee or agent of us or serves or served any other enterprise at our request.

      In addition, our certificate of incorporation provides that a director shall not be personally liable to us or our stockholders for monetary damages for breach of the director's fiduciary duty. The certificate does not eliminate or limit the liability of a director for any of the following reasons:

o     breach of the directors' duty of loyalty to us or our stockholders;

o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

o the unlawful payment of a dividend or unlawful stock purchase or redemption; and

o any transaction from which the director derives an improper personal benefit.

      We have purchased directors' and officers' insurance in the amount of $5,000,000. This insurance insures directors against any liability arising out of the director's status as our director, regardless of whether we have the power to indemnify the director against the liability under applicable law.

      We have been advised that it is the position of the Commission that insofar as the indemnification provisions referenced above may be invoked to disclaim liability for damages arising under the Securities Act, these provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

      There is no litigation pending, and neither the registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

Item 16. Exhibits and Financial Statement Schedule

      (a) The following exhibits are filed herewith:

Exhibit
Number                      Description
-------                     -----------

 3.1 Certificate of Designations, Preferences and Rights of Series J Convertible Preferred Stock, as filed with the Delaware Secretary of State, dated May 4, 2001.

 4.1 Specimen certificate representing registrant's common stock (incorporated by reference to our registration statement on Form S-1 (Registration No. 333-2070).

 4.2 Settlement Agreement, dated May 4. 2001 by and among Steinbock-Braff, Inc., Corey Steinbock, G-Mat Dist. Inc., Leonard Wald and ATEC Group, Inc.

 5.1  Opinion and consent of Silverman, Chernis, Shin & Byrne, P.C.

23.1  Consent of Weinick, Sanders, Leventhal & Co.

24.1  Power of Attorney, see signature page.

      Exhibit No.       Description
      -----------       -----------

      b. Financial Statement Schedules.

      All schedules are omitted from this registration statement because they are not required or the required information is included in the consolidated financial statement or the notes thereto.

Item 17. Undertakings.

      (a) Rule 415 Offerings.

      The undersigned issuer hereby undertakes that it will:

            (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                  (iii) Includes any additional or changed material information on the plan of distribution.

provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b) Request for acceleration of effective date.

            (1) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such court.

            (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commack, New York on June 29, 2001.

                                                  ATEC GROUP, INC.

                                                  By: /s/ James Charles
                                                      ----------------------
                                                          James Charles, CFO

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Charles his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES                          TITLES                       DATE
----------                          ------                       ----

/s/ Surinder Rametra          CEO, and Chairman              June 29, 2001
--------------------            Of the Board
Surinder Rametra

/s/ Ashok Rametra             President, Director            June 29, 2001
--------------------
Ashok Rametra

/s/ James Charles             Chief Financial Officer,       June 29, 2001
--------------------            Director
James Charles

/s/ Stewart Benjamin          Director                       June 29, 2001
--------------------
Stewart Benjamin

/s/ David Reeback             Director                       June 29, 2001
--------------------
David Reeback,

/s/ Praveen Bhutani           Director                       June 29, 2001
--------------------
Praveen Bhutani